Exhibit 25

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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FORM T - 1

STATEMENT OF ELIGIBILITY AND QUALIFICATION
UNDER THE TRUST INDENTURE ACT OF 1939
OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an application to determine eligibility
of a Trustee pursuant to Section 305(b)(2)

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SYNOVUS TRUST COMPANY, N.A.
(Exact Name of Trustee as Specified in its Charter)

Georgia 58-2146977
(Jurisdiction of Incorporation or (I.R.S. Employer
Organization if not a National Bank) Indentification No.)
P.O. Box 23024, Columbus, Georgia 31902-0120
(Address of Principal Executive Office) (Zip Code)

Ms. Aimee L. Horstman
Trust Officer
Synovus Trust Company, N.A.
Post Office Box 23024
Columbus, Georgia 31902-0120
(706) 644-9503
(Name, Address and Telephone No. of Agent for Service)

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1st FRANKLIN FINANCIAL CORPORATION
(Exact Name of Obligor as Specified in its Charter)

Georgia 58-0521233
(State or other Jurisdiction (I.R.S. Employer
of Incorporation or Organization) Identification No.)

213 East Tugalo Street
Toccoa, Georgia 30577
(Address of Principal Executive Offices) (Zip Code)

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Variable Rate Subordinated Debentures
Due Four Years From Date of Issuance

(Title of the Indenture Securities)

Item 1. General Information.

Furnish the following information as to the trustee:

(a) Name and address of each examining or supervising authority to which it is subject.

Georgia Department of Banking and Finance
2990 Brandywine Road
Suite 200
Atlanta, Georgia 30041

Federal Deposit Insurance Corporation
Marquis Tower One
Suite 1700
Atlanta, Georgia 30303

(b) Whether it is authorized to exercise corporate trust powers.

The Trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with the Obligor.

If the obligor is an affiliate of the trustee, describe such affiliation.

None

Item 3. Voting Securities of the Trustee. *

Item 4. Trusteeships under Other Indentures. *

Item 5. Interlocking Directorates and Similar Relationships with the Obligor or Underwriters. *

Item 6. Voting Securities of the Trustee Owned by the Obligor or its Officials. *

Item 7. Voting Securities of the Trustee Owned by Underwriters or their Officials. *

Item 8. Securities of the Obligor Owned or Held by the Trustee. *

Item 9. Securities of Underwriters Owned or Held by the Trustee. *

Item 10. Ownership or Holdings by the Trustee of Voting Securities of Certain Affiliates or Security Holders of the Obligor. *

Item 11. Ownership or Holdings by the Trustee of any Securities of a Person Owning 50 Percent or more of the Voting Securities of the Obligor. *

Item 12. Indebtedness of the Obligor to the Trustee. *

_______________

* Not Applicable pursuant to General Instruction B.

Item 13. Defaults by the Obligor.

There has been no default with respect to the securities under the Indenture, or any other indenture or series under which (i) the Trustee is a trustee, and (ii) any other securities, or certificates of interest or participation in any other securities, of 1st Franklin Financial Corporation are outstanding.

Item 14. Affiliations with the Underwriters. *

Item 15. Foreign Trustee. *

Item 16. List of Exhibits.

(1)

Charter and/or Articles of Incorporation of Columbus Bank and Trust Company. Incorporated by reference to Exhibit 25.1 of the registrant's Form SE dated June 8, 1993, filed pursuant to continuing hardship exemption.

(1-1)

Charter and/or Articles of Incorporation of Synovus Bank and Trust Company.  Incorporated by reference to Exhibit 25.1-1 of the registrant=s Registration Statement on Form S-2 dated February 16, 1996, File No. 333-1007.

(2) Not applicable.

(3) Not applicable.

(4)

Bylaws of Columbus Bank and Trust Company, as now in effect.  Incorporated herein by reference to Exhibit 25.4 of the Registrant's Form SE dated June 8, 1993, filed pursuant to continuing hardship exemption.

(4-1)

Copy of the Bylaws of the Synovus Trust Company, N.A. (Incorporated by reference to Exhibit 25.4-1 of the registrant=s Registration Statement on Form S-2, Registration No. 333-1007 dated February 29, 1996.)

(5) Not applicable.

(6) Consent of the Trustee required by Section 321(b) of the Act, (filed as Exhibit 25.5 to the registrant’s registration statement on Form S-1, of which this Form T-1 is an exhibit).

(4)

Report of Condition of Columbus Bank and Trust Company published pursuant to law or the requirements of its supervising or examining authority, filed as Exhibit 25.7 (filed as Exhibit 25.6 to the registrant’s registration statement on Form S-1, of which this Form T-1 is an exhibit).

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* Not Applicable pursuant to General Instruction B.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Synovus Trust Company, N.A., a trust company organized and existing under the laws of Georgia,  has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Columbus, and the State of Georgia, on this 11th day of   April, 2008.

SYNOVUS TRUST COMPANY

By: /s/ Aimee L. Horstman
Title: Trust Officer

EXHIBIT 25.5

FORM T-1

CONSENT OF TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the proposed issuance of $100,000,000 Variable Rate Subordinated Debentures of 1st Franklin Financial Corporation, Synovus Trust Company, N.A. hereby consents that reports of examinations by Federal, State, Territorial or District Authorities may be furnished by such authority to the Securities and Exchange Commission upon request therefor.  It is understood that the foregoing consent is subject to the non-disclosure provisions of said Section 321(b).

SYNOVUS TRUST COMPANY, N.A.

By: /s/ Aimee L. Horstman
Title: Trust Officer

Dated: April 11, 2008

EXHIBIT 25.6

December 2007 FFIEC 031	Columbus Bank and Trust Company	ID RSSD# 0000395238

Schedule RC 14

Consolidated Report of Condition for Insured Commercial
and State-Chartered Savings Banks for December 31, 2007

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC -- Balance Sheet

Dollar Amounts in Thousands
ASSETS
1	Cash and balances due from depository institutions:
	a.	Noninterest-bearing balances and currency and coin(1)	122,949
	b.	Interest-bearing balances(2)	6,390
2	Securities:
	a.	Held-to-maturity securities	0
	b.	Available-for-sale securities	576,619
3	Federal funds sold and securities purchased under agreements to resell
	a.	Federal funds sold in domestic offices	1,990,281
	b.	Securities purchased under agreements to resell (3)	0
4	Loans and lease financing receivables:
	a.	Loans and leases held for sale	0
	b.	Loans and leases, net of unearned income	3,049,201
	c.	LESS: Allowance for loan and lease losses	48,212
	d.	Loans and leases, net of unearned income and allowance	3,000,989
5	Trading assets		0
6	Premises and fixed assets (including capitalized leases)		42,413
7	Other real estate owned		192
8	Investments in unconsolidated subsidiaries and associated companies		0
9	Not applicable		0
10	Intangible assets
	a.	Goodwill	6,230
	b.	Other intangible assets	2,362
11	Other assets		335,931
12	Total assets		6,084,356

(1)	Includes cash items in process of collection and unposted debits.
(2)	Includes time certificates of deposit not held for trading.
(3)	Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

December 2007 FFIEC 031	Columbus Bank and Trust Company – ID RSSD# 000395238
Schedule RC-5

Schedule RC -- Continued

Dollar Amounts in Thousands
LIABILITIES
13	Deposits
	a.	In domestic offices			2,745,025
		(1)	Noninterest-bearing(1)	198,013
		(2)	Interest-bearing	2,547,012
	b.	In foreign offices, Edge and Agreement subsidiaries and IBF’s			284,474
		(1)	Noninterest-bearing		0
		(2)	Interest-bearing		284,474
14	Federal Funds purchased and securities sold under agreements to repurchase
	a.	Federal funds purchased in domestic offices (2)			1,800,889
	b.	Securities sold under agreements to repurchase (3)			83,224
15	Trading liabilities				0
16	Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)				191,373
17	Not applicable				0
18	Not applicable				0
19	Subordinated notes and debentures (4)				0
20	Other liabilities				103,995
21	Total liabilities (sum of items 13 through 20)				5,208,980
22	Minority interest in consolidated subsidiaries				0

EQUITY CAPITAL
23	Perpetual preferred stock and related surplus				0
24	Common stock				3,154
25	Surplus (exclude all surplus related to preferred stock)				161,348
26	a.	Retained earnings			709,432
	b.	Accumulated other comprehensive income (5)			2,196
27	Other equity capital components (6)				(754)
28	Total equity capital (sum of items 23 through 27)				875,376
29	Total liabilities, minority interest, and equity capital				6,084,356

Memorandum
To be reported only with the March Report of Condition.
1.

Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2006

					N/A

1=	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank		4=	Directors' examination of the bank conducted in accordance with generally auditing standards by a certified public accounting firm (may be required by state chartering authority)
2=

Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

			5= 6= 7=

Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)

Review of the bank’s financial statements by external auditors

Compilation of the bank’s financial statements by external auditors

3=	Attestation of bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm.		8= 9=	Other audit procedures (excluding tax preparation work) No external audit work

(1)	Includes total demand deposits and non-interest-bearing time and savings deposits.
(2)	Report onvernight Federal Home Loan Bank advances in Schedule RC, Item 16, “Other borrowed money”.

(3)	Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.
(4)	Includes limited-life preferred stock and related surplus.
(5)

Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.

(6)	Includes treasury stock and unearned Employee Stock Ownership Plan shares.